UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    Appointment of Lynn Schweinfurth as Executive Vice President and Chief Financial Officer; transition of Guy Constant to Executive Vice President and Chief Operating Officer

On January 2, 2019, Red Robin Gourmet Burgers, Inc. (the “Company”) announced it had hired Lynn Schweinfurth, age 51, to serve as Executive Vice President and Chief Financial Officer, effective as of January 28, 2019 (the “Effective Date”).  As previously disclosed, Guy Constant, the Company’s current Executive Vice President and Chief Financial Officer, will transition to the role of Executive Vice President and Chief Operating Officer upon such Effective Date of Ms. Schweinfurth’s employment.

Prior to joining the Company, Ms. Schweinfurth has been Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group since 2012 and was appointed Senior Vice President in February 2015. From 2010 to 2012, she served as Vice President of Finance and Treasurer of Winn-Dixie Stores, Inc. Ms. Schweinfurth was Chief Financial Officer of Lone Star Steakhouse and Texas Land & Cattle from 2009 to 2010. She was Vice President, Finance, at Brinker International, Inc. from 2004 to 2009. Prior to 2009, Ms. Schweinfurth served in corporate finance at Yum Brands, Inc. and PepsiCo, Inc.

Ms. Schweinfurth is not and has not been involved in any related party transactions with the Company and does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

In connection with her appointment as Executive Vice President and Chief Financial Officer of the Company, the Company entered into an Employment Agreement with Ms. Schweinfurth dated as of December 31, 2018 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Ms. Schweinfurth will serve as Executive Vice President and Chief Financial Officer of the Company for an indefinite period of time until her employment is terminated in accordance with its terms. The Employment Agreement provides, among other things, for the following:

•                  an annual base salary of $450,000, subject to adjustment from time to time as determined by the Board’s Compensation Committee;

•                  a sign-on bonus of $100,000, subject to a pro-rated clawback if Ms. Schweinfurth’s employment with the Company is terminated by the Company for cause or if she resigns without good reason (each term as defined in the Employment Agreement), in either case less than 24 full months after the Effective Date;

•                  a target annual bonus of 70% of base salary, based on the satisfaction of certain performance targets to be determined by the Compensation Committee, with the target percentage subject to adjustment beginning in fiscal 2020, provided that Ms. Schweinfurth will be entitled to a guaranteed minimum annual bonus for fiscal 2019 equal to $211,000;

•                  sign-on equity awards consisting of two grants of restricted stock units (“RSUs”) to be awarded seven calendar days after the Effective Date with a combined grant date fair value of $300,000, consisting of (a) an RSU with a grant date value of $115,000 that will vest over three years in substantially equal annual installments on the anniversaries of the grant date, and (b) an RSU with a grant date value of $185,000 that will cliff vest on the third anniversary of the date of grant, in each case subject to continued employment through each applicable vesting date;

•                  annual long-term incentive awards as may be approved by the Compensation Committee of the Board from time to time.  The Company agreed to grant Ms. Schweinfurth a long-term incentive award in fiscal year 2019 having a target grant date value equal to 120% of her base salary, (a) 33% of which will be RSUs to be awarded seven calendar days after the Effective Date and vesting over four years in substantially equal annual installments on the anniversaries of the grant date, and (b) 67% of which will be performance share units to be awarded in the first quarter of fiscal 2019 which will cliff vest at the end of the three-year performance cycle subject to achievement of applicable performance objectives determined by the Compensation Committee from time to time, and in each case subject to continued employment through each applicable vesting date; and

•                  certain other benefits, including relocation, an annual car allowance and the right to participate in all savings, retirement, medical, welfare, and insurance plans and programs to the same extent as other senior executive employees of the Company.

Upon either Ms. Schweinfurth’s termination by the Company without cause, or by Ms. Schweinfurth for good reason, Ms. Schweinfurth will receive, among other things, a severance payment equal to her annual base salary then in effect. This amount would be paid in a lump sum in cash within 60 days after the effective date of such termination. The Employment Agreement contains confidentiality, non-compete, and non-interference covenants from Ms. Schweinfurth, including a 12-month covenant not to compete with the Company and its subsidiaries (i) in a burger-focused restaurant business in the United States, the Canadian provinces of Alberta and British Columbia, or any other country where the Company conducts business as of the date Ms. Schweinfurth’s employment terminates or (ii) with certain casual dining and brew-centric restaurant concepts specified in the Employment Agreement or their successors.

The foregoing summary of the material terms of the Employment Agreement is qualified by reference to the full Employment Agreement, a copy of which is expected to be filed with the Company’s Annual Report on Form 10-K for fiscal year 2018.

Item 7.01.             Regulation FD

On January 2, 2019, the Company issued a press release announcing the appointment of Ms. Schweinfurth as the Company’s new Executive Vice President and Chief Financial Officer.  A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference to this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.             Financial Statements and Exhibits

Exhibits.

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated January 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: January 2, 2019	By:	/s/ Michael L. Kaplan
	Name:	Michael L. Kaplan
	Title:	Senior Vice President and Chief Legal Officer